Contact:	Mary A. Chaput
Executive Vice President and
Chief Financial Officer
(615) 665-1122

HEALTHWAYS EARNS $0.33 PER DILUTED SHARE
FOR THE SECOND QUARTER OF FISCAL 2008

AFFIRMS ESTABLISHED GUIDANCE FOR FISCAL 2008

NASHVILLE, Tenn. (March 18, 2008) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the second quarter of fiscal 2008, ended February 29, 2008. Total revenues for the quarter increased to $179.0 million, up 12% from $160.3 million for the second quarter of fiscal 2007. Net income for the second quarter of fiscal 2008 increased 13% to $12.5 million from $11.0 million for the second quarter of the last fiscal year. Net income per diluted share for the latest quarter was $0.33, up 10% from $0.30 for the second quarter of fiscal 2007.

Mr. Leedle said, “As anticipated, our earnings per diluted share for the second quarter were consistent with the guidance we established in our first-quarter earnings release. Our domestic results reflected the impact of a significant number of contracts that began operations on January 1st, which we expect will contribute more substantially to our revenue growth in the second half of the fiscal year. In addition to the costs associated with the start-up of these contracts, these results included costs related to the opening of three domestic call centers in the first half of fiscal 2008, continued integration work from the Axia transaction and participation in our Medicare Health Support pilots.”

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 9 and 10 for a reconciliation of GAAP and non-GAAP results

	Three Months Ended		Six Months Ended

	Feb. 29, 2008	Feb. 28, 2007	Feb. 29, 2008		Feb. 28, 2007

Domestic	$0.36	$0.32	$0.69		$0.66
International	(0.03)	(0.02)	(0.07)		(0.04)

Earnings per diluted share, GAAP basis	$0.33	$0.30	$0.63	(1)	$0.62

(1) Figures do not add due to rounding.

“As several recent contract announcements have demonstrated,” Mr. Leedle said, “our robust sales environment continues. The Company’s backlog of annualized revenues totaled approximately $38 million at the end of the second quarter, and we had domestic commercial billed and available lives of 26.4 million and 187.5 million, respectively. The contracts we have signed this fiscal year demonstrate our continuing progress on our three central growth initiatives. The first is to increase our domestic commercial business by expanding or extending contracts with existing customers and

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HWAY Reports Second-Quarter Results

March 18, 2008

signing contracts with new customers. We recently announced a contract extension through 2013 with CIGNA, our largest customer, which has accounted for 21% of our fiscal 2008 year-to-date revenues. In addition, we announced in the second quarter program expansions with CareFirst BlueCross BlueShield for impact conditions, and with AvMed for comprehensive disease management and impact conditions. Previously unannounced, but recent new contracts include:

•	A new comprehensive Health SupportSM contract with Abbott Laboratories to provide a range of integrated on-line, onsite and telephonic health improvement services for approximately 37,000 employees;

•	A new three-year contract with Caterpillar, Inc. for Health Support programs including biometric screening and health coaching for approximately 40,000 employees;

•

A new three-year contract with the AARP and UnitedHealthcare (“UHC”) for Healthways’ SilverSneakers® Fitness Program, which will be made available to more than 400,000 members of AARP-endorsed Medicare Supplement plans underwritten by UHC;

•	A new three-year contract with WPP Group USA, for a full suite of Care SupportSM programs and Health Risk Assessment with lifestyle coaching for their approximately 12,000 eligible members;

•	A new contract with Blue Cross Blue Shield of North Dakota to provide their members with access to the Company’s integrated wellness portal;

•	A new contract with UHC, the country’s largest operator of Medicare Advantage plans, to provide SilverSneakers to all its MedicareComplete members in Alabama; and

•	A new contract with Care1st Health Plans in California for disease management and Forever FitTM programs for its Medicare and Medicaid members.

“In addition to the new contracts, previously unannounced contract expansions or extensions with current customers include:

•	A contract expansion with Blue Cross Blue Shield of Massachusetts to add the Company’s Care Support program for nearly 80,000 members with asthma;

•

An expanded and extended contract with Horizon Healthcare of New Jersey to provide the Company’s lifestyle coaching programs and to extend the existing SilverSneakers agreement for an additional two years;

•	An expansion with Hawaii Medical Services Association (HMSA) for the Company’s Complementary and Alternative Medicine (CAM) affinity network;

•	An expanded contract with Blue Cross Blue Shield of Kansas City to provide their members with access to My ePhit™, the Company’s web-based, self-directed health and wellness program;

•	An expanded contract with Humana to provide members of Humana’s South Florida Medicare Advantage Plan with access to the Company’s extensive CAM network;

•	Expanded contracts with Aetna, Coventry Health Care and Bravo Health for Forever Fit, which provides physical fitness programs for seniors; and

•

An agreement with Joint Benefit Trust to expand the existing relationship by adding myHeatlhIQ, the Company’s combined benefit, incentives, biometrics, health risk assessment and lifestyle behavior change solution.

“Healthways’ second central growth initiative is to expand its addressable markets. In addition to the launch of our first contract in Germany this past January, we announced last week that we entered the South American market through a new 10-year contract with Fleury, S.A., the premiere healthcare provider in Brazil’s privately insured market. Fleury, S.A. serves approximately 6 million of the nearly 40 million privately insured people in Brazil. With this contract, we expect to introduce our leading disease management programs through new models of care for Brazilians with chronic disease and a new, attractive business model for Healthways.

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HWAY Reports Second-Quarter Results

March 18, 2008

“Our third central growth initiative is to enhance our value proposition. As previously discussed, our Requests for Proposal (RFPs) continue to demonstrate the increasing market momentum toward comprehensive, integrated solutions incorporating prevention, lifestyle health and disease management from a single outsourced provider. This demand is driven in part by the market’s growing understanding and desire to achieve and capture the value from improved employee productivity gained not only through the better management of disease and persistent health conditions, but even more so from the prevention of those health circumstances altogether.

“In addition to having a unique market position and capabilities as a sole-source provider of these integrated solutions, we again differentiated ourselves in the healthcare industry with our announcement of a 25-year strategic relationship with Gallup to create the Gallup-Healthways Well-Being IndexSM. As we continue to pursue meaningful improvements in health and well-being for the individuals in the populations we serve, data will be critical, particularly with respect to the large segments of the population who do not have chronic diseases or persistent conditions. The data collected to drive this new index will, over time, comprise the largest compilation of this critical data that will exist anywhere in the world. In turn, the information we glean from this data will both drive and focus our solution innovation efforts, assuring our continuing leadership position in our industry.

“The Gallup-Healthways relationship will enable health plans, employers and community leaders to objectively assess the health of their populations and to access solutions to improve health and well-being. The Index will provide a single credible metric both to baseline these populations and objectively measure the value of those solutions. Gallup will be responsible for gathering and mining data at the country, state and community level, and Healthways will apply its unique and proven ability to drive behavior change at the company, family and individual level. The collective data that will result from this partnership will provide an unprecedented foundation for new learnings, insights, knowledge and solutions to improve employee health, productivity and, ultimately, overall corporate performance.

“This partnership with Gallup illustrates our strong commitment to remaining at the forefront of our industry through thought leadership and innovation that drive industry evolution and new value. Our business model continues to enable us to implement our growth strategies supported by a strong financial position. For the latest quarter, EBITDA increased on both a comparable and sequential-quarter basis to $36.8 million, while our cash flow from operations was $24.5 million. With this cash generation, we completed the quarter with $40.7 million in cash and cash equivalents, after reducing debt by $10.6 million during the quarter, funding capital expenditures of $29.8 million and repurchasing $4.6 million of our common stock. Debt to total capitalization improved for the fourth sequential quarter to 41%, from 51% at the end of the second quarter of fiscal 2007 after we completed the Axia transaction.”

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HWAY Reports Second-Quarter Results

March 18, 2008

COMPARISON OF EBITDA AND RECONCILIATION TO NET INCOME
See pages 9 and 10 for a reconciliation of GAAP and non-GAAP results
(In thousands)

	Three Months Ended		Six Months Ended

	Feb. 29, 2008	Feb. 28, 2007	Feb. 29, 2008	Feb. 28, 2007

EBITDA	$36,763	$34,785	$71,549	$61,708
Interest expense	4,993	6,251	10,335	6,547
Income tax expense	8,711	7,242	16,514	15,218
Depreciation and amortization	10,605	10,268	21,063	17,085

Net income	$12,454	$11,024	$23,637	$22,858

Mr. Leedle concluded, “Our strong contracting momentum is evident in our signed contracts thus far in fiscal 2008, which represent annualized revenues of $97 million. These contracts, in addition to our robust pipeline of potential contracts and the increasing number and scope of RFPs seeking comprehensive, integrated solutions validate our multi-year strategy to expand our value proposition to address the needs of every individual in any population, regardless of health status. Through this strategy, we have created the leading and most comprehensive integrated solutions for keeping healthy people healthy, for reducing lifestyle risk factors that, left unchanged, can lead to serious health conditions and for assuring optimization of care for those with chronic diseases and intensive or persistent health circumstances. As a result, Healthways remains at the forefront of industry change, as we evolve our focus and capabilities beyond medical cost savings alone to the greater promise inherent in improving the impact of each person’s well-being on productivity. In so doing, we are confident that we are also increasing our potential for long-term profitable growth and increased stockholder value.”

Financial Guidance

Revenue

Healthways today affirms its guidance for fiscal 2008 revenues in a range of $720 million to $740 million, an increase of 17% to 20% from fiscal 2007. This guidance includes Healthways’ first revenues related to the contract in Germany with Deutsche Angestellten Krankenkasse (DAK) in a range of $8 million to $10 million. Healthways does not expect the signing of its second international contract, with Fleury, S.A. in Brazil, to have a material impact on fiscal 2008 results.

COMPARISON OF COMPONENTS OF REVENUES FOR
FISCAL 2008 (GUIDANCE) AND FISCAL 2007
(Dollars in millions)

	Fiscal 2008 (Guidance)	Fiscal 2007	% Change

Domestic	$712.0 - 730.0	$615.6	16 - 19%
International	8.0 - 10.0	—

Total Company	$720.0 - 740.0	$615.6	17 - 20%

Earnings

The Company today also affirmed its guidance for fiscal 2008 earnings per diluted share in the range of $1.50 to $1.55, an increase of 23% to 27% from fiscal 2007. This guidance includes an expected

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HWAY Reports Second-Quarter Results

March 18, 2008

net cost impact of the Medicare Health Support pilots of approximately $0.22 per diluted share, as well as the previously expected net cost impact of the Company’s move to its new headquarters and of the Company’s international business.

COMPARISON OF FISCAL 2008 EPS GUIDANCE TO FISCAL 2007 RESULTS
AND COMPONENTS OF THIRD-QUARTER FISCAL 2008 GUIDANCE
See pages 9 and 10 for a reconciliation of GAAP and non-GAAP results

	Twelve Months			Three Months Ending May 31, 2008 (Guidance)

	Ending Aug. 31, 2008 (Guidance)	Ended Aug. 31, 2007	% Change

Domestic	$1.61 - 1.64	$1.34	20 – 22%	$0.41 - 0.42
International	(0.11)-(0.09)	(0.12)		(0.03)

Earnings per diluted share, GAAP basis	$1.50 - 1.55	$1.22	23 – 27%	$0.38 - 0.39

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 1193407, and the replay will also be available on the Company’s Web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements. Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include but are not limited to: the effect of any new or proposed legislation, regulations and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, including the potential expansion to Phase II for Medicare Health Support Programs; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its contracts with customers and/or its Cooperative Agreement with the Centers for Medicare and Medicaid Services (CMS) ahead of data collection and reconciliation in order to provide forward-looking guidance; the Company’s ability to effect the financial, clinical, and satisfaction outcomes under its Cooperative Agreement with CMS and reach mutual agreement with CMS with respect to results necessary to achieve success under Phase I of Medicare Health Support; the Company’s ability to anticipate the rate of market acceptance of Health and Care Support solutions and the individual market dynamics in potential international markets; the ability of the Company to accurately forecast the costs necessary to implement the Company’s strategy of establishing a presence in these markets; the Company’s ability to sign and implement

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March 18, 2008

new contracts for Health and Care Support solutions; the Company’s ability to effect cost savings and clinical outcomes improvements under Health and Care Support contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company and/or its customers to enroll participants in the Company’s Health and Care Support programs in a manner and within the timeframe anticipated by the Company; the ability of the Company’s customers and/or CMS to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers; increased leverage incurred in conjunction with the acquisition of Axia and the Company’s ability to service its debt and make principal and interest payments as those payments become due; the Company’s ability to integrate the operations and technology platforms of Axia and other acquired businesses or technologies into the Company’s business; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company’s customers to maintain the number of covered lives enrolled in the plans during the terms of the agreements; unusual and unforeseen patterns of healthcare utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services; the impact of litigation involving the Company and/or its subsidiaries; and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2007 and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the leading provider of specialized, comprehensive Health and Care SupportSM solutions to help millions of people maintain or improve their health and, as a result, reduce overall healthcare costs. Healthways’ solutions are designed to help healthy individuals stay healthy, mitigate and slow the progression of disease associated with family or lifestyle risk factors and promote the best possible health for those already affected by disease. Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally. Healthways also provides a national, fully accredited complementary and alternative Health Provider Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system. For more information, please visit www.healthways.com.

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HWAY Reports Second-Quarter Results

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HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	February 29/28,		February 29/28,
	2008	2007	2008	2007

Revenues	$178,966	$160,281	$354,786	$277,336
Cost of services (exclusive of depreciation and amortization of $7,475, $7,458, $15,285, and $13,093, respectively, included below)	125,357	109,020	249,543	186,569
Selling, general & administrative expenses	16,846	16,476	33,694	29,059
Depreciation and amortization	10,605	10,268	21,063	17,085

Operating income	26,158	24,517	50,486	44,623
Interest expense	4,993	6,251	10,335	6,547

Income before income taxes	21,165	18,266	40,151	38,076
Income tax expense	8,711	7,242	16,514	15,218

Net income	$12,454	$11,024	$23,637	$22,858

Earnings per share:
Basic	$0.35	$0.32	$0.66	$0.66

Diluted	$0.33	$0.30	$0.63	$0.62

Weighted average common shares and equivalents:
Basic	36,031	34,958	35,873	34,792
Diluted	37,911	36,935	37,801	36,763

Certain reclassifications have been made in prior periods to conform to current classifications.

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Healthways, Inc.

Statistical Information

(In thousands)

(Unaudited)

	February 29,	February 28,
	2008	2007
Operating Statistics
Domestic commercial available lives	187,500	184,800
Domestic commercial billed lives	26,400	26,400
Annualized revenue in backlog	$37,557	$8,383

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Healthways, Inc.

Reconciliations of Non-GAAP Measures to GAAP Measures

(Unaudited)

Reconciliation of Domestic Diluted Earnings Per Share (EPS) to Diluted EPS, GAAP Basis

	Three Months	Six Months	Three Months	Six Months
	Ended	Ended	Ended	Ended
	February 29, 2008	February 29, 2008	February 28, 2007	February 28, 2007
Domestic EPS (1)	$0.36	$0.69	$0.32	$0.66
EPS (loss) attributable to international initiatives (2)	(0.03)	(0.07)	(0.02)	(0.04)
EPS, GAAP basis (3)	$0.33	$0.63	$0.30	$0.62

Twelve Months
Ended
(Continued)	August 31, 2007
Domestic EPS (1)	$1.34
EPS (loss) attributable to international initiatives (2)	(0.12)
EPS, GAAP basis	$1.22

(1) Domestic EPS is a non-GAAP financial measure. The Company excludes EPS (loss) attributable to international initiatives from this measure and relies on domestic EPS because of its comparability to the Company's historical operating results and EPS guidance. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider domestic EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(2) EPS (loss) attributable to international initiatives includes costs to implement the Company's strategy of establishing a presence and securing contracts in international markets as well as revenues and costs attributable to operating international contracts.

(3) Figures may not add due to rounding.

Reconciliation of Domestic Diluted EPS Guidance to Diluted EPS Guidance, GAAP Basis

	Three Months Ending	Twelve Months Ending
	May 31, 2008	August 31, 2008
Domestic EPS guidance (4)	$0.41 – 0.42	$1.61 – 1.64
EPS (loss) guidance attributable to international initiatives (5)	(0.03)	(0.11) - (0.09)
EPS guidance, GAAP basis	$0.38 - 0.39	$1.50 - 1.55

(4) Domestic EPS guidance is a non-GAAP financial measure. The Company excludes EPS (loss) guidance attributable to international operations from this measure and relies on domestic EPS guidance because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider domestic EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(5) EPS (loss) attributable to international initiatives includes costs to implement the Company's strategy of establishing a presence and securing contracts in international markets as well as revenues and costs attributable to operating international contracts.

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Reconciliation of Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) to Net Income (in thousands)

	Three Months	Six Months	Three Months	Six Months
	Ended	Ended	Ended	Ended
	February 29, 2008	February 29, 2008	February 28, 2007	February 28, 2007
EBITDA (6)	$36,763	$71,549	$34,785	$61,708
Interest expense	4,993	10,335	6,251	6,547
Income tax expense	8,711	16,514	7,242	15,218
Depreciation and amortization	10,605	21,063	10,268	17,085
Net income	$12,454	$23,637	$11,024	$22,858

(6) EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization from this measure and provides EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.

Reconciliation of Adjusted EBITDA to Net Income (in thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	February 29, 2008	November 30, 2007	August 31, 2007	May 31, 2007
Adjusted EBITDA(7)	$40,590	$38,737	$41,824	$37,614
Stock-based compensation expense	3,827	4,162	6,290	4,342
Interest expense	4,993	5,341	5,652	5,988
Income tax expense	8,711	7,600	8,592	6,353
Depreciation and amortization	10,605	10,458	9,819	10,139
Net income	$12,454	$11,176	$11,471	$10,792

(7) Adjusted EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization, and stock-based compensation from this measure and provides adjusted EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider adjusted EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.

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HWAY Reports Second-Quarter Results

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HEALTHWAYS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	February 29,	August 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$40,686	$47,655
Accounts receivable, net	106,685	80,201
Prepaid expenses	8,724	10,370
Other current assets	6,230	4,319
Income taxes receivable	1,652	1,741
Deferred tax asset	7,185	7,145

Total current assets	171,162	151,431

Property and equipment
Leasehold improvements	22,717	19,268
Computer equipment and related software	108,307	87,843
Furniture and office equipment	22,035	20,435
Capital projects in process	34,361	12,336
	187,420	139,882
Less accumulated depreciation	(94,224)	(81,160)
Net property and equipment	93,196	58,722

Long-term deferred tax asset	1,855	—
Other assets	16,615	15,609
Customer contracts, net	38,144	41,777
Other intangible assets, net	74,213	77,722
Goodwill, net	484,114	483,584

Total assets	$879,299	$828,845

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$15,537	$13,630
Accrued salaries and benefits	29,946	18,960
Accrued liabilities	23,161	22,146
Deferred revenue	8,490	7,918
Contract billings in excess of earned revenue	76,243	72,829
Current portion of long-term debt	2,153	2,213
Current portion of long-term liabilities	2,962	2,943

Total current liabilities	158,492	140,639

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March 18, 2008

Long-term debt	276,016	297,059
Long-term deferred tax liability	—	14,009
Other long-term liabilities	43,413	14,388

Stockholders' equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	—	—
Common stock
$.001 par value, 75,000,000 shares authorized,
36,049,937 and 35,606,482 shares outstanding	36	35
Additional paid-in capital	210,895	188,126
Retained earnings	193,435	174,641
Accumulated other comprehensive loss	(2,988)	(52)

Total stockholders' equity	401,378	362,750

Total liabilities and stockholders' equity	$879,299	$828,845

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HWAY Reports Second-Quarter Results

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HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	February 29/28,
	2008	2007
Cash flows from operating activities:
Net income	$23,637	$22,858
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	21,063	17,085
Amortization of deferred loan costs	583	405
Share-based employee compensation expense	7,990	8,204
Excess tax benefits from share-based payment arrangements	(9,127)	(4,117)
Increase in accounts receivable, net	(26,504)	(15,653)
Increase in other current assets	(279)	(85)
Increase (decrease) in accounts payable	360	(1,156)
Increase (decrease) in accrued salaries and benefits	10,986	(17,414)
Increase in other current liabilities	16,119	17,617
Deferred income taxes	(3,055)	(5,708)
Other	11,681	1,990
(Increase) decrease in other assets	(1,589)	1,768
Payments on other long-term liabilities	(1,900)	(1,154)
Net cash flows provided by operating activities	49,965	24,640

Cash flows from investing activities:
Acquisition of property and equipment	(45,832)	(7,620)
Acquisitions, net of cash acquired	(294)	(456,725)
Other, net	—	(13)
Net cash flows used in investing activities	(46,126)	(464,358)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	350,000
Deferred loan costs	—	(4,357)
Proceeds from sale of unregistered common stock	—	5,000
Repurchases of common stock	(4,620)	—
Excess tax benefits from share-based payment arrangements	9,127	4,117
Payments of long-term debt	(21,103)	(20,089)
Exercise of stock options	5,788	2,632
Net cash flows (used in) provided by financing activities	(10,808)	337,303

Net decrease in cash and cash equivalents	(6,969)	(102,415)

Cash and cash equivalents, beginning of period	47,655	154,792

Cash and cash equivalents, end of period	$40,686	$52,377

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